Exhibit (h)(2)

PENNANTPARK FLOATING RATE CAPITAL LTD.

(a Maryland corporation)

$        Aggregate Principal Amount Senior Securities

$        Aggregate Principal Amount Subordinated Securities

and

Warrants to Purchase Debt Securities

PURCHASE AGREEMENT

Dated:

PENNANTPARK FLOATING RATE CAPITAL LTD.

(a Maryland corporation)

$        Aggregate Principal Amount Senior Securities

$        Aggregate Principal Amount Subordinated Securities

and

Warrants to Purchase Debt Securities

PURCHASE AGREEMENT

Dated:

[Date]

[Name of Underwriter]

[Address]

Ladies and Gentlemen:

PennantPark Floating Rate Capital Ltd., a Maryland corporation (the “Company”), confirms its agreement with [                    ] (“ [                    ]”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom [                    ] are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $ [—] aggregate principal amount of senior debt securities (the “Senior Securities”) or subordinated debt securities (the “Subordinated Securities”), or both, and/or Warrants (the “Debt Warrants”) to purchase Senior Securities or Subordinated Securities, or both, of the Company set forth in said Schedule A.

The [Senior Securities][Subordinated Securities] will be issued under an indenture dated as of [—] , as supplemented by a Supplemental Indenture dated as of [—] (collectively, the “Indenture”), between the Company and [Name of Trustee for Indenture], as trustee (the “Trustee”). The Debt Warrants will be issued under one or more warrant agreements (the warrant agreement relating to any issue of Debt Warrants to be sold pursuant to this Agreement is referred to herein as the “Warrant Agreement”), between the Company and the Warrant Agent identified in such Warrant Agreement (the “Warrant Agent”). The Senior Securities, Subordinated Securities or Debt Warrants or any combination thereof are hereinafter referred to as the “Underwritten Securities” and “Warrant Securities” shall mean the Senior Securities or Subordinated Securities issuable upon exercise of Debt Warrants. The Senior Securities, Subordinated Securities and the Debt Warrants may be offered either together or separately. Each issue of Senior Securities, Subordinated Securities and Debt Warrants may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption provisions, conversion provisions and sinking fund requirements, if any, and any other variable terms which the Indenture or any Warrant Agreement, as the case may be, contemplates may be set forth in the Senior Securities, Subordinated Securities and Debt Warrants as issued from time to time. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, to be dated on or prior to the Closing Time (the “DTC Agreement”), between the Company and DTC.

The Company understands that the Underwriters propose to make a public offering of the Underwritten Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on

Form N-2 (File No. 333-                        ) containing a base prospectus dated                    (the “Base Prospectus”) to be used in connection with the public offering and sale of the Underwritten Securities and certain of the Company’s equity securities and warrants to purchase equity securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (the “1939 Act”). The Company has also filed with the Commission pursuant to Rule 497 a preliminary prospectus supplement to the Base Prospectus dated , (the “Pre-pricing Prospectus Supplement” and together with the Base Prospectus, the “Pre-pricing Prospectus”). Within two (2) days after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement to the Base Prospectus in accordance with the provisions of Rule 497 under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). Such registration statement, as amended, including all exhibits and schedules thereto, at the time it became effective, including any information deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act, is hereinafter referred to as the “Registration Statement.”

The Company has entered into an investment management agreement, dated as of April 8, 2011 (the “Investment Management Agreement”), with PennantPark Investment Advisers, LLC, a Delaware limited liability company registered as an investment adviser (the “Investment Adviser”), under the Investment Advisers Act of 1940, as amended, (the “1940 Act”), and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company has entered into an investment administration agreement, dated as of April 8, 2011 (the “Administration Agreement”), with PennantPark Investment Administration, LLC, a Delaware limited liability Company (the “Administrator”).

SECTION 1. Representations and Warranties.

1. Representations and Warranties of the Company.

The Company, the Investment Adviser and the Administrator, jointly and severally, represent and warrant to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(2) hereof, and agrees with each Underwriter:

(a) Compliance with Registration Requirements.

(i) The Company has filed with the Commission pursuant to Section 54(a) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), a completed and executed Form N-54A, pursuant to which the Company has elected to be subject to the provisions of Sections 55 through 65 of the Investment Company Act (the “BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election; the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefore initiated or threatened by the Commission.

(ii) The Company is eligible to use Form N-2. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

(iii) The Registration Statement complies in all material respects with the requirements of the Securities Act and the 1940 Act and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) As of the Applicable Time, as defined below, the Prospectus and the Pre-pricing Prospectus, or any amendment thereto, complied when so filed in all material respects with the Securities Act and the 1940

Act except for any corrections to the Pre-pricing Prospectus that were made in the Prospectus or any amendment thereto. The Prospectus and any amendment thereto does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement, “Applicable Time” means [a.m.][p.m.] (Eastern time) on                     or such other time as agreed by the Company and the Representatives.

(v) The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus, Pre-pricing Prospectus or any amendments thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee under the Indenture, the Prospectus, the Pre-pricing Prospectus or any amendment or supplement thereto.

(b) Independent Accountants.

The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).

(c) Financial Statements.

The financial statements of the Company, together with related notes, as set forth in the Registration Statement and the prospectus present fairly in all material respects the financial position and the results of operations of the Company at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation in all material respects of results for such periods have been made; and the selected financial information included in the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.

(d) No Material Adverse Change in Business.

Since the respective dates as of which information is given in the Prospectus, the Pre-pricing Prospectus and any amendments thereto, except as otherwise stated therein, (i) there has been no material adverse change in the financial condition, earnings, business or operations of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement no in the ordinary course of business; and (iii) except as disclosed in the Pre-pricing Prospectus and the Prospectus, as the case may be, there has been no dividend or distribution of any kind declared, paid or made by the Company or repurchase or redemption by the Company of any class of capital stock.

(e) Good Standing of the Company.

The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(f) Subsidiaries.

(i) The Company’s only subsidiaries are [insert subsidiaries] (each, a “Subsidiary” and collectively, the “Subsidiaries”).

(ii) Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Pre-pricing Prospectus and the Prospectus, as the case may be, and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(iii) Except as otherwise disclosed in the Pre-pricing Prospectus and the Prospectus, as the case may be, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly or indirectly by the Company free and clear of any security interest, mortgage, pledge, lien encumbrance, claim or equity; none of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary.

(iv) Except as (a) otherwise disclosed in the Pre-pricing Prospectus and the Prospectus, as the case may be, and (b) portfolio investments made after                    , the Company does not own, directly or indirectly, any shares of stock or any other equity or debt securities of any corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity.

(g) Capitalization.

The authorized, issued and outstanding capital stock of the Company is as set forth in the Pre-pricing Prospectus and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the Company’s Dividend Reinvestment Plan). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any security holder of the Company.

(h) Authorization of Agreements.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(ii) The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Investment Adviser and Administrator, respectively, each are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy.

(iii) [The Indenture has been duly authorized, executed and delivered by the Company and when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy.]

(iv) [The Warrant Agreement will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Debt Warrants, and when executed and delivered by the Warrant Agent, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy.]

(i) Authorization and Description of Underwritten Securities.

(i) The Underwritten Securities being sold pursuant to this Agreement [and the Warrant Securities issuable upon exercise of the Debt Warrants] have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the provisions of this Agreement [the Indenture and the Warrant Agreement, as the case may be], relating thereto, against payment of the consideration therefor, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy, [and will be entitled to the benefits of the Indenture or Warrant Agreement, or both, as the case may be, relating thereto].

(ii) The Underwritten Securities, [the Indenture and the Warrant Agreement], if any, conform in all material respects to the statements relating thereto contained in the Prospectus.

(iii) [If applicable, upon issuance and delivery of the Underwritten Securities in accordance with this Agreement and the Indenture, the Underwritten Securities will be convertible at the option of the holder thereof into shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), and such shares of Common Stock issuable upon conversion have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and, when issued and delivered in accordance with the provisions of this Agreement relating thereto, will be validly issued, fully paid and nonassessable.]

(j) No Defaults or Violations.

(i) Neither the Company nor any of the Subsidiaries is in violation of its charter, by-laws or other organizational documents.

(ii) Neither the Company nor any of the Subsidiaries is in default in the performance or observance of any of (A) the terms of any agreement filed as an exhibit to the Registration Statement, (B) any federal or state statute, law, rule, regulation, or any judgment, order or decree of any federal or state court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, its Subsidiaries or any of their respective properties, as applicable, except any such default or observance which would not reasonably be expected to result in a Material Adverse Effect.

(k) Absence of Proceedings.

Other than as disclosed in the Prospectus and Pre-pricing Prospectus, there are no actions, suits or proceedings or, to the knowledge of the Company, inquiries or investigations, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which are required to be disclosed in the Prospectus and the Pre-pricing Prospectus, or which would, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(l) Possession of Intellectual Property.

(i) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them or proposed to be operated by them immediately following the offering of the Underwritten Securities as described in the Prospectus, except where the failure to own or possess or otherwise be able to acquire such rights in a timely manner would not otherwise reasonably be expected to result in a Material Adverse Effect.

(ii) Neither the Company nor any of the Subsidiaries has received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(m) Absence of Further Requirements.

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Underwritten Securities hereunder or the consummation of the transactions contemplated by this Agreement, [the Indenture, or the Warrant Agreement, as applicable,] except (i) such as have been already obtained under the Securities Exchange Act, the Securities Act or the 1940 Act and (ii) such as may be required by the various state Blue Sky or securities laws, the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Underwritten Securities.

(n) Absence of Manipulation.

Neither the Company nor to its knowledge any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities in violation of any law, statute, regulation or rule applicable to the Company or its affiliates.

(o) Possession of Licenses and Permits.

The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames,

copyrights, trade secrets and other proprietary information described in the Prospectus as being licensed by it or which are necessary for the conduct of its businesses, except where the failure to own, license or have such rights would not have a Material Adverse Effect.

(p) Investment Company Act.

The Company is not and, after giving effect to the offering and sale of the Underwritten Securities, will not be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the Investment Company Act.

(q) Registration Rights.

There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act other than as set forth in the Prospectus.

(r) Investment Management Agreement.

The terms of the Investment Management Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act.

(s) Interested Persons.

Except as disclosed in the Prospectus and the Pre-pricing Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters.

(t) Accounting Controls.

The Company has established and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s authorization and (iv) the recorded accountability for inventory assets is compared with the existing inventory assets at reasonable intervals and appropriate action is taken with respect to any differences, except, in each of the foregoing cases, where the failure to establish and maintain such controls would not reasonably be expected to result in a Material Adverse Effect.

(u) Disclosure Controls.

The Company has established and employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act is (i) recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure, except, in each of the foregoing cases, where failure to establish and employ such controls and procedures would not reasonably be expected to result in a Material Adverse Effect.

(v) Tax Returns.

(i) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect.

(ii) The Company and the Subsidiaries have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

(w) Insurance.

The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.

(x) Transactions with Insiders.

(i) The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(ii) Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(y) Foreign Corrupt Practices Act and OFAC.

(i) Neither the Company nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(iii) The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2. Representations and Warranties of the Investment Adviser and the Administrator.

The Investment Adviser and the Administrator, jointly and severally, represent to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(2) hereof, and agrees with each Underwriter as follows:

(a) No Material Adverse Change in Business.

Since the respective dates as of which information is in the Prospectus and Pre-pricing Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Investment Adviser or the Administrator, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect.

(b) Good Standing.

Each of the Investment Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Investment Adviser has limited liability company power and authority to execute and deliver and perform its obligations under the Investment Management Agreement; the Administrator has limited liability company power and authority to enter into and perform its obligations under the Administration Agreement; and each of the Investment Adviser and the Administrator is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in a Material Adverse Effect.

(c) Registration Under Advisers Act.

The Investment Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Management Agreement for the Company as contemplated by the Prospectus.

(d) Absence of Proceedings.

There is no action, suit or proceeding, or to the knowledge of the Investment Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against or affecting either the Investment Adviser or the Administrator, which is required to be disclosed in the Prospectus or Pre-pricing Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, [the Indenture,] the Investment Management Agreement or the Administration Agreement.

(e) Authorization of Agreements.

This Agreement, the Investment Management Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Investment Adviser and the Administrator, as applicable. This Agreement, the Investment Management Agreement and the Administration Agreement are valid and binding obligations of the Investment Adviser or the Administrator, as applicable, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy.

(f) Absence of Defaults and Conflicts.

Neither the Investment Adviser nor the Administrator is in violation of its limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, loan or credit agreement, lease or other instrument to which the Investment Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Investment Adviser or the Administrator is subject (collectively, the “Adviser/Administrator Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Prospectus and Pre-pricing Prospectus do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, the Adviser/Administrator Agreements and Instruments except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Investment Adviser or Administrator, respectively.

(g) Description of Investment Adviser and Administrator.

The description of the Investment Adviser and the Administrator contained in the Pre-pricing Prospectus and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(h) Possession of Licenses and Permits.

The Investment Adviser and the Administrator each owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Prospectus as being licensed by it or which are necessary for the conduct of its businesses, except where the failure to own, license or have such rights would not have a Material Adverse Effect.

(i) Internal Controls.

The Investment Adviser has used its commercially reasonable efforts to establish and maintain a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization, except, in each of the foregoing cases, where the failure to establish and maintain such controls would not reasonably be expected to result in a Material Adverse Effect.

(j) Accounting Controls.

The Administrator has used its commercially reasonable efforts to operate a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except, in each of the foregoing cases, where the failure to operate such controls would not reasonably be expected to result in a Material Adverse Effect.

(k) Officer’s Certificates.

Any certificate signed by any officer of the Company and any of the Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and such Subsidiary, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

1. Underwritten Securities.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Underwritten Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional aggregate principal amount of Underwritten Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

2. Payment.

Payment of the purchase price for and delivery of the Underwritten Securities shall be made at the offices of              or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:00 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives through the facilities of DTC for the respective accounts of the Underwriters of certificates for the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has agreed to purchase. The Representatives, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Denominations; Registration. The certificates or receipts for the Underwritten Securities shall be transferred electronically at the Closing Time in such denominations and registered in such names as the Representatives may request; provided that any such request must be received in writing at least one full business day before the Closing Time.

SECTION 3. Covenants of the Company. The Company, the Investment Adviser and the Administrator, jointly and severally, covenant with each Underwriter as follows:

1. Notices.

(a)	to advise the Underwriters, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement relating to or affecting the Underwritten Securities has been filed or becomes effective or any amendment or supplement to the Prospectus relating to or affecting the Underwritten Securities has been filed;

(b)	to advise the Underwriters, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, Pre- pricing Prospectus or Prospectus relating to or affecting the Underwritten Securities or for additional information regarding such Registration Statement, Pre-pricing Prospectus or Prospectus, and, in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, promptly to use its commercially reasonable efforts to obtain the withdrawal of such order;

2. Blue Sky Laws.

to promptly from time to time to take such action as the Underwriters may reasonably request (i) to qualify the Underwritten Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and (ii) to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Underwritten Securities, provided that in connection therewith the Company shall not be required to (A) qualify to do business, (B) be subject to taxation, (C) qualify as a foreign corporation, (D) be subject to the jurisdiction of courts or (E) file a general consent to service of process, in any jurisdiction;

3. Filing and Provision of Copies of Registration Statement, Pre-pricing Prospectus and Prospectus

(a)	to furnish to the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto), and to furnish the Underwriters, without charge, prior to [ ] a.m., [ ] time, on the Business Day next succeeding the date of this Agreement and as soon as practicable as many copies of the Pre-pricing Prospectus and Prospectus relating to or affecting the Underwritten Securities and any supplements and amendments thereto or to the Registration Statement relating to or affecting the Underwritten Securities prior to such proposed filing or use, as the Underwriters may reasonably request;

(b)	before amending or supplementing the Registration Statement relating to or affecting the Underwritten Securities or the Prospectus relating to or affecting the Underwritten Securities, to furnish the Underwriters with a copy of each such proposed amendment or supplement, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such rule;

(c)	if, during any time when the Prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, any event shall have occurred as a result of which the Prospectus relating to or affecting the Underwritten Securities as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered to a purchaser, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus relating to or affecting the Underwritten Securities in order to comply with the Securities Act, to notify the Underwriters, and upon the Underwriters’ written request to prepare and furnish without charge to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish in writing to the Company) to which Underwritten Securities may have been sold by the Underwriters and to any other dealers upon request, as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus relating to or affecting the Underwritten Securities or a supplement to the Prospectus relating to or affecting the Underwritten Securities which will correct such statement or omission or effect such compliance;

4. Rule 158

to make generally available to the Company’s securityholders as soon as practicable an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); (h) to use its best efforts to maintain the Company’s qualification as a “regulated investment company” under Subchapter M of the Code; and

5. DTC.

to cooperate with the Representatives and use commercially reasonable efforts to permit the Underwritten Securities to be eligible for clearance and settlement through the facilities of DTC;

6. [Reservation of Shares of Common Stock.

if applicable, to at all times reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Underwritten Securities; ]

7. Use of Proceeds.

to use the net proceeds received by it from the sale of the Underwritten Securities materially in the manner specified in Pre-pricing Prospectus and the Prospectus under “Use of Proceeds”;

8. Listing.

to use commercially reasonable efforts to effect and maintain the quotation of the Company’s common stock on the NASDAQ Global Select Market;

9. Restriction on Sale of Underwritten Securities.

to not, directly or indirectly, sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any equity or equity related securities of the Company or securities convertible into such securities, other than the Underwritten Securities and the Common Stock issued in connection with the reinvestment of dividends or distributions, for a period of 90 days from the date of this Agreement without the prior consent of the Representatives; and

10. Accounting Controls.

to use commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) material information relating to the Company and the assets managed by the Investment Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls and (ii) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

SECTION 4. Payment of Expenses.

1. Expenses.

The Company shall pay all expenses incident to the performance of its obligations under this Agreement, including:

(a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto;

(b) the delivery to the Underwriters of this Agreement, the Indenture, the Warrant Agreement, if applicable, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities;

(c) the preparation, issuance and delivery of the certificates for the Underwritten Securities and any Warrant Securities issuable upon exercise of the Debt Warrants to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities and any Warrant Securities to the Underwriters;

(d) the fees and disbursements of the Company’s, the Investment Adviser’s and the Administrator’s counsel, accountants and other advisers;

(e) up to $10,000 for (A) the qualification of the Underwritten Securities and any Warrant Securities issuable upon exercise of the Debt Warrants under securities laws in accordance with the provisions of Section 3(2) hereof, (B) in connection with the preparation of any blue sky surveys and any supplements thereto and (C) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the FINRA of the terms of the sale of the Underwritten Securities

(f) the printing and delivery to the Underwriters of copies of the Pre-pricing Prospectus and of the Prospectus and any amendments or supplements thereto;

(g) the fees and expenses of any transfer agent or registrar for the Underwritten Securities; and

(h) the fees and expenses incurred in connection with the inclusion of the Underwritten Securities or any Warrant Securities, if applicable, in the NASDAQ Global Select Market.

SECTION 5. Conditions of Underwriters’ Obligations.

1. Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Investment Adviser and the Administrator contained in Section 1 hereof or in certificates of any officer of the Company, the Investment Adviser or the Administrator, to the performance by the Company, the Investment Adviser and the Administrator of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement.

The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

(b) Opinions of Counsel for Company.

At Closing Time, the Representatives shall have received the signed favorable opinion, dated as of Closing Time, of Dechert LLP, counsel for the Company, and             , special Maryland counsel for the Company, together with reproduced copies of such letter for each of the other Underwriters, substantially in the form set forth in Exhibits A and B hereto. Such counsel may state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and/or any of the Subsidiaries and certificates of public officials.

(c) Opinion of Counsel for Underwriters.

At Closing Time, the Representatives shall have received the signed favorable opinion, dated as of Closing Time, of              , counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially in the form set forth in Exhibit C hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and/or any of the Subsidiaries and certificates of public officials.

(d) No Material Adverse Effect; Officers’ Certificates.

At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Pre-pricing Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the president of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (A) there has been no Material Adverse Effect, (B) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter.

At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a signed letter, in form and substance reasonably satisfactory to the Representatives, together with reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter.

At Closing Time, the Representatives shall have received from KPMG LLP a signed letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Approval of Listing.

At Closing Time, the [if applicable, describe Securities] shall have been approved for inclusion in [describe applicable stock exchange or quotation service], subject only to official notice of issuance.

(h) No Objection.

FINRA has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) [Indenture.

At or prior to the Closing Time, the Company and the Trustee shall have executed and delivered the Indenture.]

(j) Lock-up Agreements.

At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto. Notwithstanding the foregoing or any lock-up agreement delivered in connection with this Section 5(j) to the contrary, the Investment Adviser may pledge shares of Common Stock of the Company that it owns in one or more bona fide lending transactions.

(k) [Ratings.

On the Closing Date, the Underwritten Securities shall be rated at least by Moody’s Investors Service, Inc. and by Standard & Poor’s and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced it has under surveillance or review its rating of the Underwritten Securities.]

(l) Additional Documents.

At Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated.

(m) Termination of Agreement.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

1. Indemnification of Underwriters by the Company.

The Company, Investment Adviser and Administrator agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act as follows:

(a)	against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Pre-pricing Prospectus or the Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(c)	against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Representatives), as reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Company, the Investment Adviser or the Administrator be liable under this indemnity agreement with respect to any claim made against any Underwriter or any other indemnified party specified in this Section 6 unless the Company, the Investment Adviser and the Administrator, as applicable, shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company, the Investment Adviser and the Administrator shall not relieve them from any liability to the extent each is not materially prejudiced as a result thereof and which they may have otherwise than on account of this indemnity agreement. Each of the Company, the Investment Adviser and the Administrator shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company, the Investment Adviser or the Administrator elects to assume such defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendant in any suit so brought. In the event that the Company, the Investment Adviser or the Administrator elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendant in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include the Company, the Investment Adviser or Administrator and one or more Underwriter or Underwriters and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company, the Investment Adviser or the Administrator that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Investment Adviser and the Administrator, the Company, the Investment Adviser or the Administrator, as applicable, shall not have the right to assume the defense of such action on behalf of such Underwriter and shall reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company, the Investment Adviser and the Administrator shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representatives. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any claim nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has the obligation to indemnify any person pursuant to this Agreement.

2. Indemnification of Company, Directors, Officers, Investment Adviser and Administrator.

Each Underwriter severally agrees that it shall indemnify and hold harmless the Company, the Investment Adviser, the Administrator and each of their officers, directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act to the same extent as the foregoing indemnity from the Company, the Investment Adviser and Administrator, as applicable, but only with respect to statements or omissions made in the Pre-pricing Prospectus or the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Pre-pricing Prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company, the Investment Adviser, the Administrator or any person so indemnified based on the Pre-pricing Prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the right and duties given to the Company, the Investment Adviser and the Administrator, and the Company, the Investment Adviser, the Administrator and each person so indemnified shall have the right and duties given to the Underwriters, by the provisions of Section 6(1).

3. Settlement of Claims.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto).

SECTION 7. Contribution.

If the indemnification provisions provided in Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefit received by the Company, the Investment Adviser, the Administrator and the Underwriters from the offering of the Underwritten Securities and also the relative fault of the Company, the Investment Adviser, the Administrator and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Investment Adviser, the Administrator and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Investment Adviser and the Administrator and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Securities.

The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investment Adviser, the Administrator or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company, the Investment Adviser, the Administrator and the Underwriters, directly or through the Representatives of the Underwriters. The Company, the Investment Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of Agreement.

1. Termination; General.

The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time if:

(a)	there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the prospectus in the form first used to confirm sales of the Underwritten Securities, any material adverse change in the financial condition, capitalization or regulatory status of the Company and the Subsidiaries considered as one enterprise or the Investment Adviser, whether or not arising in the ordinary course of business;

(b)	there has occurred any outbreak of hostilities or escalation thereof or other calamity, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to enforce contracts for the sale of the Underwritten Securities;

(c)	trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Select Market or if trading generally on the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by said exchange or by order of the Commission or any other governmental authority; or

(d)	if a banking moratorium has been declared by either Federal or New York authorities.

2. Liabilities.

If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as provided in Section 4 hereof, and provided, further, that Sections 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 9. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)	if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)	if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

As used in this Section only, if the Defaulted Securities include Debt Warrants, the aggregate amount or aggregate principal amount of Securities shall mean the aggregate principal amount of any Securities plus the public offering price of any Debt Warrants included in the relevant Securities.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pre-pricing Prospectus or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at              , with a copy to             ; and notices to the Company, the Investment Adviser and Administrator shall be directed to them care of the company at 590 Madison Avenue, 15th Floor, New York, NY 10022, attention: Chief Financial Officer, with a copy to Dechert LLP, 1775 I Street, N.W., Washington, DC 20006, attention: Thomas J. Friedmann.

SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Investment Adviser and the Administrator and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Investment Adviser and the Administrator and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 13. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Submission to Jurisdiction. Except as set forth below, no claim or action may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in The City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and both the Underwriters and the Company consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement between the Underwriters, the Company, the Investment Adviser and the Administrator in accordance with its terms.

Very truly yours,

Pennantpark Floating Rate Capital Ltd.

By
Name:
Title:

PENNANTPARK INVESTMENT ADVISERS, LLC

By
Name:
Title:

PENNANTPARK INVESTMENT ADMINISTRATION, LLC

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[NAME OF REPRESENTATIVES]

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Aggregate Principal Amount of Senior Securities	Aggregate Principal Amount of Subordinated Securities	Number of Debt Warrants

Sch A-1

SCHEDULE B

PENNANTPARK FLOATING RATE CAPITAL LTD.

$ Aggregate Principal Amount Senior Securities

$ Aggregate Principal Amount Subordinated Securities

and

Warrants to Purchase Debt Securities

1. The public offering price for the Underwritten Securities, determined as provided in said Section 2, shall be      % of the aggregate principal amount thereof.

2. The purchase price for the Underwritten Securities to be paid by the several Underwriters shall be % of the aggregate principal amount thereof, being an amount equal to the public offering price set forth above less % of the aggregate principal amount thereof.

Sch B-1

SCHEDULE C

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Officers of the Corporation

Directors of the Corporation

Portfolio Managers of PennantPark Investment Administration

Sch C-1